Exhibit 4.1
July 7, 2011
Myriant Corporation
1 Pinehill Drive
Batterymarch Park II
Suite 301
Quincy, Massachusetts 02169-1801
UBS Securities LLC
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Piper Jaffray & Co.
Morgan Joseph TriArtisan LLC
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Gentlemen:
     Reference is made to (i) the Investors’ Rights Agreement (the “IRA”) dated as of January 13, 2011, by and among Myriant Technologies, Inc. (the “Company”) and each of the “Investors” (herein so called) referred to therein, and (ii) the Right of First Refusal and Co-Sale Agreement (the “ROFR”) also dated as of January 13, 2011, by and among the Company, the Investors and certain holders of the Company’s common stock. Terms defined in the IRA and the ROFR, and not otherwise defined herein, are used herein with their meanings so defined.
     WHEREAS, Plainfield Finance II LLC and Plainfield Direct LLC (collectively, “Plainfield”) are involved in initial discussions with third parties that may lead to a disposition of Capital Stock of the Company held by Plainfield; and
     WHEREAS, the Company has advised Plainfield that it has filed a registration statement and intends to enter into an underwriting agreement with the several underwriters (the “Underwriters”) named in Schedule A thereto, each relating to an IPO; and
     WHEREAS, Plainfield is a party to each of the IRA and ROFR, and has, pursuant to Section 2.11 of the IRA and Section 5.1 of the ROFR (the “IRA/ROFR Lock-Up Provisions”), agreed (i) not to dispose of any of its Capital Stock in the Company during and for a certain period following the IPO and (ii) to further execute such lock-up agreements as may be reasonably requested by the Underwriters in connection with the IPO; and
     WHEREAS, the Company and the Underwriters have requested that Plainfield, in accordance with the IRA/ROFR Lock-Up Provisions, refrain from, and delay its plans and

July 7, 2011 Page 2
opportunity to enter into, any disposition of its Capital Stock in the Company, in order to afford the Company an opportunity to conduct an IPO;
     NOW, THEREFORE, the parties hereto hereby agree as follows:
          1. Lock-Up Agreement by Plainfield. In consideration of the agreements of the Company and the Underwriters set forth in Section 2 below, Plainfield hereby agrees to be bound by the terms of the lock-up agreement in the form attached as Exhibit A hereto (the “Lock-Up Agreement”) and is herewith delivering to the Underwriters an executed copy of the Lock-Up Agreement, intending to be contractually bound thereby. The Lock-Up Agreement permits the transfer contemplated by paragraph 2.b of this letter agreement and terminates as provided therein.
          2. Agreements by the Company and the Underwriters. In consideration of Plainfield’s agreement to delay its disposition of Capital Stock as set forth in Section 1 above, the Company and the Underwriters agree with Plainfield as follows:
a.	The Company, after consultation with the Underwriters, and subject to market conditions and the rights of other holders under the IRA/ROFR, will use its commercially reasonable efforts to include Plainfield as a selling shareholder in the Company’s contemplated IPO and register for sale as part of the IPO such portion of Plainfield’s Capital Stock (if any) as the Underwriters, in their sole discretion, believe is commercially feasible in light of market conditions and such other factors as they deem relevant; provided, however, that the Underwriters shall first be reasonably satisfied that the contemplated IPO shall result in gross proceeds to the Company in excess of $150 million.

b.	Notwithstanding the provisions of Section 2.11 of the IRA and Section 5.1 of the ROFR, the Company and the Underwriters hereby consent and agree that Plainfield may, following the earlier of (a) completion, abandonment or termination of the IPO, notice of which shall be provided to Plainfield by the Company in accordance with romanette (i) of the last paragraph of the Lock-Up Agreement , or (ii) November 15, 2011, sell or otherwise dispose of, in a single transaction to a single purchaser or group of purchasers, in a private transaction, all (and not less than all) of its shares of Capital Stock of the Company, so long as each such purchaser (i) agrees in writing with the Underwriters to be bound by the terms of a lock-up agreement in the form set forth as Exhibit B hereto, (ii) agrees to be bound by the IRA and (iii) is not a competitor to the Company as determined in the reasonable opinion of the Board of the Company. Plainfield acknowledges and agrees that the Company is under no obligation to assist Plainfield in effecting any such sale of the Capital Stock it holds in the Company.

c.	The Underwriters shall consider, after discussion with the Company and Plainfield and subject to the rights of other holders under the IRA/ROFR, including all or a portion of Plainfield’s Capital Stock in the Company in the

July 7, 2011 Page 3
contemplated IPO. The Underwriters may include or exclude such Capital Stock at their sole discretion. This letter agreement does not constitute a commitment by any Underwriter to underwrite (or to enter into an underwriting agreement with respect to), purchase, place or arrange the IPO or any other financing. Any such commitment by the Underwriters shall be made in their discretion, shall be subject to, among other things, completion of due diligence satisfactory to the Underwriters, market conditions satisfactory to the Underwriters, and approval of the Underwriters’ respective commitment committees and shall be set forth in a separate underwriting agreement containing provisions (including indemnification) customarily used by the Underwriters.
[Remainder of Page Intentionally Left Blank; Signature Page Follows Immediately]

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

PLAINFIELD DIRECT LLC

By:	/s/ Thomas X. Fritsch

Name:	Thomas X. Fritsch
Title:	Co-General Counsel

PLAINFIELD FINANCE II LLC

By:	/s/ Thomas X. Fritsch

Name:	Thomas X. Fritsch
Title:	Co-General Counsel

MYRIANT CORPORATION

By:	/s/ Stephen J. Gatto

Name:	Stephen J. Gatto
Title:	Chairman and CEO

Address:
1 Pinehill Drive
Batterymarch Park II, Suite 301
Quincy, MA 02169-4801

UBS Securities LLC
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Piper Jaffray & Co.
Morgan Joseph TriArtisan LLC

By:	/s/ James Schaefer

UBS Securities LLC

By:

	Name:	James Schaefer
	Title:	Managing Director

	By:	/s/ Jamey Escaler

	Name:	Jamey Escaler
	Title:	Executive Director

EXHIBIT A
Form of Plainfield Lock-Up Agreement
UBS Securities LLC
     together with the other Underwriters named
     in Schedule A to the Underwriting Agreement
     referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Myriant Corporation, a Delaware corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement (the “Underwriters”), with respect to a public offering before the end of the Lock-Up Period referred to below (the “Offering”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

     The foregoing sentence shall not apply to the following transfers:
     (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering;
     (b) transfers to a wholly-owned subsidiary of the undersigned or to the direct or indirect stockholders, members or partners or other affiliates of the undersigned, provided that (1) such transfer does not involve a disposition for value, (2) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, modified to delete the provisions of clause (d) below, and (3) no filing pursuant to Section 16 of the Exchange Act is required nor will such a filing be voluntarily made as a result of such transfer;
     (c) the disposition of shares of Common Stock acquired in open market transactions after the Offering; provided that no filing pursuant to Section 16 of the Exchange Act is required nor will such a filing be voluntarily made as a result of such disposition, and
     (d) following the earlier of (i) completion, abandonment or termination of the Offering, notice of which shall be provided to Plainfield by the Company in accordance with romanette (i) of the last paragraph of this Lock-Up Agreement, or (ii) November 15, 2011, a single sale or disposition of all, and not less than all, of the undersigned’s shares of Common Stock to a single entity or group of thereof (as described in Rule 13d-5(b) of the Exchange Act) formed prior to such sale or disposition, made pursuant to Section 4(1) of the Securities Act (or other exemption from the registration requirements thereof) and the applicable rules and regulations thereunder, provided that such entity or each member of any such group agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, modified to delete the provisions of this clause (d).
     Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement shall not restrict the exercise of any option or warrant to purchase shares of Common Stock described in the final prospectus relating to the Offering, provided that (a) the undersigned shall not be permitted to engage in any of the activity described in clauses (i) through (iii) of the second paragraph of this letter with respect to the shares of Common Stock issuable upon such exercise (unless permitted by any of paragraphs (a) through (d) above); (b) neither the exercise nor the change in the undersigned’s beneficial ownership of Company securities resulting from such exercise, if any, is required to be reported in any public report or filing with the Commission, or otherwise, and (c) neither the undersigned nor the Company otherwise voluntarily effects any public filing or reports regarding such exercise or the change in the undersigned’s beneficial ownership of Company securities resulting from such exercise, if any.
     Except as provided in that certain letter agreement, dated of even date herewith, by and among the undersigned, the Company and the Underwriters, the undersigned hereby (i) waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering and (ii) agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS

Securities LLC, make any demand for, or exercise any right with respect to, the registration of the Lock-Up Securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the offering, except for any such rights as have been heretofore duly exercised.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.
     The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities, except, in each case, if the proposed transfer would be permitted pursuant to any of the provisions above.
*     *     *
     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn, (iii) the Underwriting Agreement has not been executed prior to November 15, 2011 or (iv) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT B
Form of Purchaser Lock-Up Agreement
Lock-Up Agreement
___________ ___, 2011
UBS Securities LLC
     together with the other Underwriters named
     in Schedule A to the Underwriting Agreement
     referred to herein
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Myriant Technologies, Inc., a Delaware corporation, to be renamed Myriant Corporation (the “Company”), and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
     In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date of the Company’s initial filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 registering the Offering and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any other securities of the Company that are substantially similar to Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing (the “Lock-Up Securities”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).

     The foregoing sentence shall not apply to the following transfers:
     (a) the registration of the offer and sale of Common Stock as contemplated by the Underwriting Agreement and the sale of the Common Stock to the Underwriters (as defined in the Underwriting Agreement) in the Offering;
     (b) (i) a bona fide gift or gifts or (ii) transfers made to a former spouse pursuant to a qualified domestic relations order, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement;
     c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the “immediate family” (defined as the spouse, any lineal descendent, father, mother, brother or sister) of the undersigned, provided that (1) such disposition does not involve a disposition for value, and (2) such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement;
     (d) if the undersigned is a corporation, limited liability company or partnership, transfers to a wholly-owned subsidiary of the undersigned or to the direct or indirect stockholders, members or partners or other affiliates of the undersigned, provided that (1) such transfer does not involve a disposition for value, (2) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement, and (3) no filing pursuant to Section 16 of the Exchange Act is required nor will such a filing be voluntarily made as a result of such transfer;
     (e) transfers that occur by will or other testamentary document or by the rules of intestate succession upon the death of the undersigned, provided that (1) no filing pursuant to Section 16 of the Exchange Act is required nor will such a filing be voluntarily made as a result of such transfer, and (2) such transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement; and
     (f) the disposition of shares of Common Stock acquired in open market transactions after the Offering; provided that no filing pursuant to Section 16 of the Exchange Act is required nor will such a filing be voluntarily made as a result of such disposition.
     Notwithstanding anything to the contrary contained herein, this Lock-Up Agreement shall not restrict (i) the exercise of any option or warrant to purchase shares of Common Stock described in the final prospectus relating to the Offering, provided that (a) the undersigned shall not be permitted to engage in any of the activity described in clauses (i) through (iii) of the second paragraph of this letter with respect to the shares of Common Stock issuable upon such exercise, except in each case if any proposed transfer would be permitted pursuant to any of the provisions above; (b) neither the exercise nor the change in the undersigned’s beneficial ownership of Company securities resulting from such exercise, if any, is required to be reported in any public report or filing with the Commission, or otherwise, and (c) neither the undersigned nor the Company otherwise voluntarily effects any public filing or reports regarding such exercise or the change in the undersigned’s beneficial ownership of

Company securities resulting from such exercise, if any; or (ii) the undersigned, at any time, from entering into a written plan that complies with the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of securities of the Company, if then permitted by the Company, provided that any Lock-Up Securities subject to such plan may not be sold or otherwise transferred in any manner prohibited herein until the term of this Lock-Up Agreement, as such may be extended, ends and, provided further, that (a) the establishment of such plan is not required to be reported in any public report or filing with the Commission, or otherwise, and (b) neither the undersigned nor the Company otherwise voluntarily effects any public filing or reports regarding the establishment of such plan.
     The undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of the Lock-Up Securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
     In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.
     The undersigned hereby authorizes the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Stock or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Company and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities, except, in each case, if the proposed transfer would be permitted pursuant to any of the provisions above.
*     *     *
     If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name: